Exhibit 99.2
Second Supplementary Bidder’s Statement for the Offer by Magellan Petroleum Corporation (ARBN 117 452 454) to acquire all the Shares it does not already own in Magellan Petroleum Australia Limited (ACN 009 728 581) — 24 February 2006
LETTER FROM THE CHAIRMAN OF MAGELLAN PETROLEUM CORPORATION
Dear MPAL Shareholder,
“Accept Magellan’s FINAL offer NOW
.....do not delay on this unique opportunity”
Offer declared UNCONDITIONAL (other than 90% and ASX conditions1)
I am pleased to be writing to you once again in connection with our Offer to acquire MPAL Shares, as more fully detailed in the Original and the Supplementary Bidder’s Statements previously sent to you.
We are now able to advise you that on 23 February in the United States, the Magellan Shareholders provided the necessary approvals for the Offer and, accordingly, that condition of the Offer has been satisfied.
Following this approval the Board of Directors of Magellan determined that:
▪	The Offer is final.

▪	Other than the 90% and ASX quotation conditions[1], the Offer is unconditional.

▪	The Offer Period has been extended by 8 days.

▪	Payment of the Offer Consideration will be fast-tracked[2].
By declaring the Offer FINAL and UNCONDITIONAL (other than the 90% and ASX conditions), under Australian law we cannot now increase it, so there is no benefit in delaying your acceptance.
Our Offer is 7.5 Magellan Shares and A$1.00 cash for every 10 MPAL Shares. The market value of the Offer is:

A$2.08,	based on volume weighted average price[3] (“VWAP”) of Magellan Shares in the period from 23 December 2005 to 22 February 2006, which is also the latest closing price[4] of Magellan Shares on 22 February 2006, reflecting a significant premium to benchmarks as shown below:

		OFFER PREMIUM
		on VWAP and Closing Price
A$1.46	latest closing price for MPAL Shares	42%

A$1.35	closing price of MPAL on the Offer Announcement Date	54%

A$1.27	the book value of MPAL’s net assets at 30 June 2005	64%
Our Offer also compares favourably to A$1.65, being the MPAL Independent Expert’s ‘preferred’ assessment of the notional intrinsic value of MPAL less an adjustment of A$0.41 per MPAL Share to account for the full value of the possible loss of uncontracted Mereenie gas sales after 2009....a premium of 26%.

The liquidity in Magellan’s share trading on NASDAQ is significantly greater than MPAL’s liquidity on the Australian Stock Exchange. In the last 12 months, the number of Magellan Shares traded (3.3 million per week, on average) was 23 times greater than the trading in MPAL (144,000 per week, on average).
This is a unique and not-to-be-missed opportunity for you as an MPAL Shareholder to receive
▪	an attractive premium to the market value of your MPAL Shares,

and

▪	higher liquidity for your investment.
Attaining 90% is a key remaining condition. Once Magellan is able to declare the Offer free of the two remaining conditions1 accepting shareholders will be paid promptly. To assist in achieving this you should accept now.
To provide shareholders with extra time to send in their acceptances, we have extended our Offer closing date by eight days. It is important that you send your Acceptance Form in sufficient time to reach Magellan’s share registry by 9 March, the Conditions Notice date for the Offer5.
We have enclosed another Acceptance Form and a reply paid envelope for your convenience. Shareholders should read all the documentation mailed to them since the announcement of the Offer, and should seek their own professional advice, if required. If you have any questions please call the Shareholder Information Line on 1300 551 398 (within Australia) or +61 3 9415 4303 (from outside Australia).
Yours sincerely
Walter McCann
Chairman

Footnotes
1:	Conditions (d) and (e) as shown at Clause 7.1 of Appendix A of the Original Bidder’s Statement.

2:	Payments will be made approximately 5 business days after the date the Offer becomes unconditional to those MPAL Shareholders who have validly accepted by that date, or approximately 10 business days after valid acceptance received to those MPAL Shareholders who accept after that date and before the Offer close date.

3:	Magellan VWAP in period 23 December to 22 February was US$1.95 — source Bloomberg, The offer ratio 0.75, currency exchange 0.738, plus A$0.10 cash, are applied to determine the A$2.08 benchmark offer consideration.

4:	Magellan shares in the period 23 December to 22 February traded in the range of US$1.61 to US$2.32, closing at US$1.95 on 22 February 2006.

5:	The revised Offer closing date is 17 March (unless extended as permitted under the Corporations Act).

This document is a supplementary bidder’s statement, dated 24 February 2006, given pursuant to Division 4 of Part 6.5 of the Corporations Act 2001 in compliance with the requirements of Section 645 of the Corporations Act.
It is the second Supplementary Bidder’s Statement (“Second Supplementary Bidder’s Statement”) prepared by Magellan Petroleum Corporation (“Magellan”) in relation to the Offer from Magellan to acquire all the ordinary shares it does not already own in Magellan Petroleum Australia Limited (“MPAL”) contained in Appendix A of Magellan’s Bidder’s Statement dated 29 November 2005 (“Original Bidder’s Statement”).

This Second Supplementary Bidder’s Statement supplements, and should be read together with, the Original Bidder’s Statement and the first Supplementary Bidder’s Statement dated 24 January 2006.
Defined terms used in this Second Supplementary Bidder’s Statement are capitalised and have the meaning given to them in Section 12 of the Original Bidder’s Statement.
This Second Supplementary Bidder’s Statement will prevail to the extent of any inconsistency with the Original Bidder’s Statement and the first Supplementary Bidder’s Statement.
ASIC CLASS ORDER 01/1543
As permitted by Class Order 01/1543, this Second Supplementary Bidder’s Statement contains statements which are made, or based on statements made, in documents lodged with ASIC or ASX. The Class Order permits certain statements to be included in this Second Supplementary Bidder’s Statement without the consent of the person to whom the statement was attributed where the statement was made in a document lodged with ASIC or ASX.
Pursuant to the Class Order, Magellan will make available a copy of the following documents (or extracts from those documents), free of charge to MPAL Shareholders who request it during the Offer Period: MPAL’s Target Statement, MPAL’s First Supplementary Target’s Statement, and MPAL’s Second Supplementary Target’s Statement.

This document contains important information and requires your immediate attention. If you are in any doubt as to how to deal with this document, you should consult your broker or your legal, financial or other professional adviser as soon as possible. If you have any queries about this document, the Offer or how to accept the Offer, or require a copy of any of the above documents, please call the shareholder information line on 1300 551 398 (within Australia) or +61 3 9415 4303 (outside Australia). In accordance with legal requirements, calls to these numbers will be recorded.
SECTION 650D NOTICE

Magellan hereby gives notice under Section 650D of the Corporations Act that:
•	it varies the Offer contained in Appendix A of the Original Bidder’s Statement by extending the period during which the Offer will remain open by a further eight days so that the Offer will now close at 7.00pm (Sydney time) on 17 March 2006. Accordingly, the Original Bidder’s Statement is hereby amended by replacing all references to “9 March 2006” in the Offer (which were inserted into the Offer by the first Supplementary Bidder’s Statement) with references to “17 March 2006”; and

•	the Offer Consideration will be paid approximately 5 business days after the date the Offer becomes unconditional to those MPAL Shareholders who have validly accepted by that date, or approximately 10 business days after valid acceptance received to those MPAL Shareholders who accept after that date and before the Offer close date.
In accordance with section 650E of the Corporations Act, as this extension of the Offer results in a total extension of the Offer by more than 1 month, those MPAL Shareholders who have validly accepted the Offer on or before the date of this Notice may withdraw their acceptance by giving notice to Magellan (“Withdrawal Notice”) within 1 month beginning on the day after the day on which they received this Notice (“Withdrawal Period”).
MPAL Shareholders who withdraw their acceptance must return any Offer Consideration received for accepting the Offer. A Withdrawal Notice by a MPAL Shareholder withdrawing acceptance under section 650E of the Corporations Act must:

•	if their securities are in a CHESS Holding:
o	be in the form of a Valid Originating Message transmitted to ASTC by the Controlling Participant for that CHESS Holding in accordance with Rule 14.16.1 of the ASTC Settlement Rules; or
o	be in the form of a notice to Magellan setting out the information that Magellan requires to enable it to transmit a Valid Message to ASTC on behalf of the MPAL Shareholder in accordance with Rule 14.16.5 of the ASTC Settlement Rules; and
•	in any other case, be in writing to Magellan.
If a MPAL Shareholder is legally entitled to give, and does in fact give, a Withdrawal Notice within the Withdrawal Period, Magellan will before the end of 14 days after the day it is given the Withdrawal Notice:
•	return to the MPAL Shareholder any documents that were sent by the MPAL Shareholder to Magellan with acceptance of the Offer; and
•	if the MPAL Shareholder’s securities are in a CHESS Holding, Transmit to ASTC a Valid Message that authorises the release of the relevant securities from the Offer Accepted Subposition in which the securities have been reserved in accordance with Rule 14.16.3 or 14.16.5 of the ASTC Settlement Rules (as appropriate).
(Words defined in the ASTC Settlement Rules have the same meaning when used in this section, unless the context requires otherwise).
APPROVAL OF SECOND SUPPLEMENTARY BIDDER’S STATEMENT AND SECTION 650D NOTICE
This Second Supplementary Bidder’s Statement and the notice pursuant to Section 650D of the Corporations Act herein are each dated 24 February 2006, and have each been approved by unanimous resolutions passed by all of the Directors.
Signed for and on behalf of Magellan Petroleum Corporation
Walter J. McCann
Chairman
A copy of this Second Supplementary Bidder’s Statement and the notice pursuant to Section 650D of the Corporations Act herein were lodged with ASIC and sent to MPAL on 24 February 2006. Neither ASIC nor any of its officers takes any responsibility as to the contents of this Second Supplementary Bidder’s Statement or the notice pursuant to Section 650D of the Corporations Act herein.